                                  MTVN DOMESTIC
                          MERCHANDISE LICENSE AGREEMENT

     Agreement made as of March 15, 2001 by and between MTV Networks, a division of Viacom International, Inc., a Delaware corporation, with offices at 1515
Broadway, New York, New York 10036 ("MTVN"), Trans Continental Television
Productions, Inc., a Florida corporation with offices at 7380 Sand Lake Road,
Suite 350, Orlando, Florida 32819 ("Trans Con"), Trans Continental Records,
Inc., a Florida corporation, with offices at 7380 Sand Lake Road, Suite 350,
Orlando, Florida 32819 ("TCR") and Famous Fixins a corporation, with offices at
250 West 57th Street, Suite 2501, New York, NY 10107 ("Licensee") (this
"Agreement").

                               W I T N E S S E T H

     WHEREAS, MTVN, Trans Con, TCR and Signatures Network, a Delaware
corporation, are parties to a Merchandise License And Agency Agreement (the
"Agency Agreement"); and

     WHEREAS, Licensee wishes to have the right, and MTVN, TCR and Trans Con wish to grant License the right, to manufacture, distribute, sell and advertise the Licensed Products (as hereinafter defined) as a "Third Party License" under the Agency Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein the parties hereby agree as follows:

                                BASIC PROVISIONS

"SIGNATURES"                    Signatures Network, Inc., as merchandising agent
                                for MTVN.

The "LICENSED PROPERTY"         (1) The "O-TOWN" name, trademark and logo;

                                (2) The names, images, likeness,
                                symbols, and designs of musical
                                  group "O-Town (the "Band"), solely
                                  in the form attached hereto as
                                 Schedule 1.

The "LICENSED PRODUCTS"         The following products, all of which
                                incorporate the Licensed Property:

                                (1) Lip balm, produced in five (5) different
                                flavors (one for each member of the
                                Band), sold individually and in sets of five (5);

                                (2) "Sour Sprays" and/or "Sour Drops" (i.e.,
                                non-aerosol candy sprays and
                                liquid drops) produced in five (5) flavors
                                (one for each member of the band).

The "LICENSED TERRITORY"        United States

The "LICENSED CHANNELS OF
DISTRIBUTION"
                                The mass market general merchandise stores
                                Wal* Mart, Target and Kmart, and such
                                other mass merchandisers as may be approved in
                                writing by Licensor;
                                Toy stores (e.g., FAO Schwarz and Noodle Kidoodle).
                                Mid tier stores (e.g., JC Penney and Sears).
                                Department stores (e.g., May Company and Macy's).
                                Book stores whether independent or chain
                                (e.g., Barnes & Nobles).
                                College bookstores whether independent or chain.
                                Speciality/Trend stores (e.g., Spencers and
                                Gadzooks).
                                Arts and Crafts stores (e.g., A.C. Moore and
                                Michael's).
                                Music stores whether independent or chain.
                                Video stores whether independent or chain.
                                Convenience Stores.

                                The "TERM" The term of this
                                Agreement shall commence on
                                June 1, 2001, and expire on
                                May 31, 2003.

The "ROYALTY RATE"              10% of Net Sales (as defined in the annexed
                                Additional Terms and Conditions)

The "GUARANTEED MINIMUM
ROYALTY"                        The Guaranteed Minimum
                                Royalty for the Term is
                                $15,000 and shall be
                                payable as follows:

                                $8,000 upon Licensee's
                                execution hereof; and
                                $7,000 on or before
                                December 31, 2002.

"PRESENTATION DATE TO
LICENSEE'S RETAILERS"           September 1, 2001.

"INITIAL SHIP DATE TO
LICENSEE'S RETAILERS"           November 30, 2001.

"COPYRIGHT NOTICE"              "(C) _____ [Licensee to fill in year of
                                publication] MTV Networks, a division of
                                Viacom International Inc. and Trans
                                Continental Television Products Inc.
                                All Rights Reserved."

"TRADEMARK NOTICE"

                                For the property described in part (1) of
                                the definition of Licensed Property"
                                set forth above (i.e., the "O-TOWN" name,
                                trademark and logo): "O-TOWN". Licensee
                                shall also include he following notice on all
                                materials described in Section (a)
                                of the attached ADDITONAL TERMS AND
                                CONDITIONS, which ncorporate the
                                above-mentioned property, in proximity to
                                the Licensed Property: "O-TOWN and all
                                related titles and ogos are trademarks of
                                Trans Continental Records, Inc."

                                For the property described in part (2) of
                                the definition of "Licensed Property"
                                set forth above (i.e., the names, images,
                                likeness, symbols and designs of the
                                Band): Licensee shall include the following
                                notice on all materials described in
                                Section 5(a) of the attached ADDITIONAL TERMS
                                AND CONDITIONS which incorporate
                                the above-mentioned property, in proximity to
                                the Licensed Property: "O-TOWN and
                                all related titles and logos are trademarks of
                                Trans Continental Records, Inc."

"ADDITIONAL INFORMATION"

                                Other than as specifically provided in this
                                Agreement, Licensee shall be solely
                                responsible for all costs and expenses
                                related to the Licensed Products
                                including, but not limited to, third party
                                clearances, in connection with the
                                development, manufacture, packaging,
                                duplication, marketing, distribution and
                                sale of the Licensed Products. All applicable
                                fees for talent and music relating
                                to the Licensed Products (including, any
                                guild, union and residual obligations,
                                music synchronization fees and other audio
                                and art costs including materials
                                requested by Licensee that MTVN must create)
                                shall be paid by Licensee.

This Agreement includes the Additional Terms and Conditions and the Exhibits and
Schedules Annexed hereto and made a part hereof. All capitalized terms in the
Additional Terms and Conditions shall have the respective definitions set forth in the foregoing Basic Provisions

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

FAMOUS FIXINS

By: /s/ Jason Bauer
Name:  Jason Bauer
Title:    President

MTV NETWORKS, a division of Viacom International Inc.

By: /s/ Heidi Eskenazi
Name:  Heidi Eskenazi
Title:  V.P. Licensing

TRANS CONTINENTAL RECORDS, INC.

By: /s/ Michael Ferderigos
Name:  Michael Ferderigos
Title:  V.P., Business Affairs

TRANS CONTINENTAL TELEVISION PRODUCTIONS, INC.,

By: /s/ Michael Ferderigos
Name:  Michael Ferderigos
Title:  V.P., Business Affairs /V.P. Licensing

                        ADDITIONAL TERMS AND CONDITIONS

ARTICLE 1.  LICENSE

     (a) TCR hereby grants to Licensee, and Licensee hereby accepts, the non-exclusive right to incorporate the property described in part (1) of the definition of "Licensed Property" set forth in the foregoing Basic Provisions
(i.e., the "O-TOWN" name, trademark and logo) on the Licensed Products solely for the purpose of the manufacture, distribution, sale and advertisement of the
Licensed Products through the Licensed Channels of Distribution in the Licensed
Territory during the Term specified in the Basic Provisions.

     (b) Trans Con and MTVN hereby grant to Licensee, and Licensee hereby accepts, the non-exclusive right to incorporate the property described in part
(2) of the definition of "Licensed Property" set forth in the foregoing Basic
Provisions (i.e., the names, images, likeness, symbols, and designs of the Band solely in the form set forth on Schedule 1) on the Licensed Products solely for the purpose of the manufacture, distribution, sale and advertisement of the
Licensed Products through the Licensed Channels of Distribution in the Licensed
Territory during the Term as specified in the Basic Provisions.

     (c) Licensee shall not have the right to sublicense the rights granted hereunder.

     (d) For the avoidance of doubt, nothing in the Agreement shall be construed as obligating the Band to perform any personal services (e.g., promotional appearances, advertisements or endorsements) in connection with the advertisement, promotion, manufacture, sale and/or distribution of the Licensed
Products.

ARTICLE 2. RESERVATION OF RIGHTS. MTVN retains all rights not expressly granted hereunder including, but not limited to, the right to distribute and sell the
Licensed Products through premium offers, combination and give-away sales, direct response, direct mail, home shopping type of networks, the on-line medium or any other non-traditional medium now known or hereafter invented, sales clubs, incentive programs, theme parks/ recreational attractions and activities, any MTVN or its affiliated companies' retail outlets and the rights to the
Licensed Property, and all names, trademarks and likenesses of characters which are used in connection with a motion picture or other theatrical or live stage presentation for all products, including the Licensed Products.

ARTICLE 3. ROYALTIES, ACCOUNTING AND AUDIT.

     (a) COMPUTATION:

     (i) Royalties shall be payable by Licensee at the Royalty Rate set forth in the Basic Provisions on net sales of all Licensed Products. "Net Sales" shall mean Licensee's gross sales (the gross invoice amount billed customers) of
Licensed Products sold or otherwise distributed during the Term pursuant to this
Agreement, less deductions for trade and quantity discounts actually taken
(provided, however, that such trade and quantity discounts shall not exceed two percent (2%) of gross sales), returns for damaged goods actually credited (and supported by credit memoranda actually issued to the customers), and sales taxes
(if applicable). It is understood that credit against sales will be allowed only for actual returns of damaged goods, and that no credit against sales will be allowed on the basis of an accrual or reserve system. No other deductions shall be taken from Net Sales including, without limitation, deductions for cash or other discounts or uncollectible accounts. No costs incurred in the manufacture, sale, distribution, or promotion of Licensed Products shall be deducted from any
Royalties payable to Licensor. Licensee shall pay, and hold MTVN, Trans Con and
TCR forever harmless from, all taxes, customs, duties, levies, impost or any other charges now or hereafter imposed or based upon the manufacture, delivery, license, sale, possession or use hereunder to or by Licensee of the Licensed
Products (including, but not limited to sales, use, inventory, income and value added taxes on sales of Licensed Products), which charges shall not be deducted from Licensor's Royalties or the Guaranteed Minimum Royalty. In addition,
Royalties shall be paid by the Licensee based on Licensee's usual sales price where (aa) Licensed Products are distributed by Licensee on a "no charge" basis for promotional marketing or goodwill purposes, (bb) the billed price for the
Licensed Products is less than the usual sales price and the Licensee receives other compensation attributable to the distribution of the Licensed Products separate from the price which appears on the respective invoice, or (c) the
Licensed Products are sold by Licensee to an affiliate.

     (ii) Royalty obligations shall accrue upon the sale of the Licensed
Products. A Licensed Product is considered "sold" when it is invoiced, shipped, or paid for, whichever event occurs first.

     (iii) In the event that Licensed Products are sold to any party affiliated, controlled, or in any way related to Licensee at a special price lower than the average price charged to other parties, the royalty payable to MTVN shall be based upon said average price.

     (b) PAYMENTS:

     (i) Royalties shall be payable on a quarterly basis throughout the Term, within 15 days after the close of each respective quarter. Quarters shall be based on a standard calendar year.

     (iii) In the Agency Agreement, MTVN, Trans Con and TCR have designated
Signatures as their merchandising agent with respect to the Licensed Property.
In accordance with the Agency Agreement, all sums due to them under this
Agreement shall be paid to Signatures on their behalf. All payments and
Quarterly Reports hereunder shall accordingly be sent to the following address:
Signatures Network, Inc., P.O. Box 191627, San Francisco, California 94119,
Attention: Accounting Department, O-TOWN. In the event that Signatures ceases
(whether or not in accordance with the Agency Agreement) to act as merchandising agent for MTVN during the Term of this Agreement, all payments and Quarterly
Reports (as hereinafter defined) shall be made in the name of MTV Networks, a division of Viacom International Inc. and sent directly to MTV Networks,
Ancillary Sales, P.O. Box 13801, Newark, NJ 07188-0801 with a copy of such
Quarterly Report to the Vice President, Licensing, MTV Music Television at the
address specified in Article 16.

     (iii) Licensee shall pay to Signatures, in its capacity as an agent on behalf of MTVN pursuant to the Agency Agreement, a non-refundable Guaranteed
Minimum Royalty as set forth in the Basic Provisions.

     (iv) All payments past due shall be subject to a late charge of one percent per month (or the highest rate allowed by law if lower), from the date such payments were due.

     (v) The Guaranteed Minimum Royalty shall be non-refundable but recoupable against the royalties due hereunder. Royalty payments made for any period of the
Term shall be credited against the Guaranteed Minimum Royalty for such period of the Term.

     (c) ACCOUNTING: Within 15 days after the close of each quarter, Licensee shall furnish to Signatures, in its capacity as an agent on behalf of MTVN pursuant to the Agency Agreement, complete and accurate statements of its sales of Licensed Products and royalties due MTVN, in the form annexed hereto as
EXHIBIT A and EXHIBIT B (the "QUARTERLY REPORTS"). Quarterly Reports shall (i)
be furnished whether or not Licensee has actual royalties to report for any quarter, and (ii) reference sales of Licensed Products in the United States and
Canada on separate reports. All Quarterly Reports shall be signed and certified as correct by an officer of Licensee. Acceptance by Signatures or MTVN of royalty payments and Quarterly Reports shall not preclude MTVN from questioning the accuracy thereof.

     (d) AUDIT:

     (i) Licensee shall keep accurate books of account and records at its principal place of business of all transactions relating to, or affecting, this
Agreement, during the Term and for a period of three years thereafter. MTVN, or its representative, shall have the right during reasonable business hours to examine and verify Licensee's physical inventory of the Licensed Products as well as Licensee's books of accounts and records, and to make copies and extracts thereof.

     (ii) In the event that an audit by MTVN discloses an underpayment in royalties due MTVN, Licensee shall promptly pay MTVN such discrepancy plus a late charge of one percent per month (or the highest rate allowed by law if lower), from the day such payments were due. If such audit discloses a discrepancy of five percent or more for any quarter, Licensee shall also reimburse MTVN for all costs, fees and expenses, incurred by MTVN in connection with the audit.

ARTICLE 4. QUALITY, SAMPLES, APPROVALS, MANUFACTURERS AND DISTRIBUTION.

     (a) The quality and style of all Licensed Products, and the manner in which the Licensed Property may appear on the Licensed Products and on or in any packaging, promotional materials, labels, advertising, publicity and display materials of any kind and in any medium which are used in connection with the
Licensed Products are subject to MTVN's prior approval and shall be in full conformity with all applicable laws and regulations.

     (b) At each stage of development or production and prior to manufacture,
Licensee shall promptly provide directly to each of Trans Con and MTVN (in accordance with Section 17(a) below) one sample in the form of proofs and/or prototypes (and/or color comps with respect to Direct Licensed Products sold on tour), for each Licensed Product and all related materials for MTVN's approval, which may be withheld in MTVN's sole discretion. MTVN shall advise Licensee in writing of its approval or disapproval of such samples within a reasonable time.
No samples shall be deemed approved unless and until MTVN has given its approval. Licensee shall not proceed beyond any development or production stage where approval is required without first securing such approval. In connection with the submission of samples by Licensee for MTVN's approval, Licensee shall submit to MTVN a completed copy of the Licensed Product Approval Form provided by MTVN as EXHIBIT C. Once a sample has been approved, Licensee shall not depart therefrom. Approval by MTVN shall not relieve Licensee of any of its agreements, indemnities and warranties hereunder.

     (c) Licensee shall promptly reimburse MTVN for any and all costs of artwork and other creative materials prepared by MTVN in connection with the Licensed
Products.

     (d) Concurrently with the initial shipment of each Licensed Product,
Licensee shall furnish to each of Trans Con and MTVN, at no cost to them, 50 samples of each Licensed Product and each subsequent year of the Term, 25 samples of each Licensed Product. Any Licensed Products requested by MTVN in excess of the foregoing amounts shall be made available to MTVN at Licensee's cost.

     (e) During the Term, Licensee shall permit representatives selected by MTVN access to Licensee's floor stock for sampling purposes at any time during normal business hours upon reasonable notice.

     (f) At any time during the Term, and for a period of one year thereafter, upon MTVN's request therefor, Licensee shall provide MTVN with a listing of the names and addresses of Licensee's third party manufacturers on the Approval of
Manufacturer Form attached hereto as Exhibit D, and, if additionally requested by MTVN, a copy of Licensee's agreement with any such manufacturer. If such manufacturer utilizes the Licensed Property for any unauthorized purpose,
Licensee shall ensure that such utilization is immediately halted.

     (g) From time to time, upon MTVN's request, Licensee shall include certain materials provided by MTVN relating to MTVN's programs, programming services, or ancillary businesses in the packaging of the Licensed Products.

     (h) Licensee shall sell to MTVN and/or Signatures such quantities of
Licensed Products as MTVN and/or Signatures shall request at Licensee's direct manufacturing cost plus twenty percent (20%).

ARTICLE 5. MARKINGS

     (a) Licensee shall affix the Copyright and Trademark Notices set forth in the Basic Provisions to all Licensed Products and to all packaging, labels, promotional, advertising, publicity, and display materials used in connection therewith, in accordance with instructions from MTVN. No Licensed Products, or related materials, shall contain any other copyright, trademark or trade name unless Licensee has obtained MTVN's prior consent. MTVN may at any time require an addition to or change of the Copyright and Trademark Notices, effective not less than 30 days after receipt by Licensee of notice thereof; PROVIDED, however, that Licensee shall have the right to continue to distribute any inventory already manufactured at the time of such notice. Licensee shall fully cooperate with MTVN in connection with MTVN's obtaining or maintaining copyright and/or trademark protection for the Licensed Property in MTVN's name.

     (b) Licensee shall affix to the Licensed Products and all packaging, label promotional materials, advertising, publicity, and display materials used in connection therewith, any other legends, markings and notices required by any law or regulation in the Licensed Territory or which MTVN reasonably may request.

     (c) Licensee acknowledges and agrees that it shall provide a credit to any third party creators of any Licensed Properties, as directed by MTVN, on the
Licensed Products or packaging or other materials related thereto.

ARTLCLE 6. OWNERSHIP.

     (a) As between Trans Con, TCR and/or MTVN on the one hand, and Licensee on the other, all right, title and interest in and to the Licensed Property shall be and remain the sole and complete property of the owner thereof as of the date hereof (TCR, Trans Con and/or MTVN as the case may be). Licensee recognizes the value of the goodwill associated with the Licensed Property, that the Licensed
Property has secondary meaning in the mind of the public, and that the trademarks and copyrights in the Licensed Property, and any registrations therefor, are good and valid. All use by Licensee of the Licensed Property shall inure to the benefit of MTVN, Trans Con and TCR, as the case may be. Licensee shall not, during the Term or thereafter, contest or assist others to contest, the rights or interests of MTVN, Trans Con and TCR, as the case may be, in the
Licensed Property or the validity of any license rights granted in this
Agreement. Licensee shall not seek any copyright or trademark registration for any of the Licensed Property or any derivative works thereof.

     (b) Any copyright, trademark, or other proprietary rights owned by Licensee and heretofore used by it, which are used in connection with the Licensed
Products as approved by MTVN pursuant to SECTION 5(A) above, shall continue to be owned by Licensee and shall not become the property of MTVN.

     (c) All right, title, or interest in or to any copyright, trademark, or other proprietary rights that come into existence during the Term as a result of the exercise by Licensee of any right granted to thereunder, shall immediately and automatically vest in MTVN.

     (d) Except as otherwise provided, all materials that come into existence during the Term, including, but not limited to, art work and designs, packaging, labels, and promotional, advertising, publicity, and display materials used in connection with the Licensed Products shall be deemed "works made for hire" for
MTVN within the meaning of the U.S. Copyright Law. To the extent that any such work does not so qualify, for the consideration set forth herein, Licensee hereby irrevocably and absolutely assigns to MTVN all rights throughout the universe in perpetuity in all media now known or hereafter developed including, but not limited to, the copyright and any extensions and renewals thereof and the trademarks and the goodwill associated therewith.

     (e) Licensee agrees to execute and deliver to MTVN any documents which MTVN may reasonably request to confirm MTVN's ownership of its rights hereunder.
Licensee hereby irrevocably appoints MTVN as its attorney-in-fact coupled with an interest to sign any such documents in Licensee's name.

     (f) Licensee shall be obligated to obtain written assignments of copyright in favor of MTVN in respect of any artwork or other copyrightable subject matter developed in connection with the Licensed Property on the Licensed Products, in the form attached hereto as Exhibit E.

     ARTICLE 7. INFRINGEMENTS. Licensee shall promptly notify MTVN of any apparently unauthorized use or infringement by third parties of any rights granted to Licensee herein, and shall cooperate fully in any action at law or in equity undertaken by MTVN with respect to such unauthorized use or infringement.
Licensee shall not institute any suit in connection with any apparently unauthorized use or infringement without first obtaining the consent of MTVN to do so, and MTVN shall have the sole right to determine whether or not any action shall be taken on account of any such unauthorized uses or infringements.

ARTICLE 8. REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS.

     (a) Licensee represents, warrants, and undertakes as follows:

     (i) It is free to enter into and fully perform this Agreement;

     (ii) All ideas, creations, designs, materials and intellectual property furnished by Licensee in connection with the Licensed Products shall be
Licensee's own and original creation or fully licensed by Licensee;

     (iii) The Licensed Products and all materials used in connection therewith shall be of the highest standard reasonably suitable for goods of the type of the Licensed Products. The Licensed Products will be safe for use by consumers and will comply with all applicable governmental rules, guidelines, codes, regulations, and warranties (express or implied) including, without limitation, those contained in the Child Safety Protection Act and/or adopted by the
Consumer Product Safety Commission;

     (iv) The Licensed Products shall be manufactured, distributed, sold and advertised in accordance with all applicable federal, state and local laws including but not limited to all applicable labor laws and regulations and in a manner that will not reflect adversely upon MTVN, and shall not infringe upon or violate any rights of any third parties;

     (v) Licensee shall use its best efforts to obtain maximum sales of the
Licensed Products in the Licensed Territory during the Term;

     (vi) Licensee has obtained or shall obtain all required authorizations, approvals, licenses, or pen-nits from all government authorities in order for it to enter into and perform its obligations pursuant to this Agreement;

     (vii) Licensee shall not pledge this Agreement, or the rights provided hereunder, as security or collateral to any third party; and

     (viii) Licensee shall not sell, distribute, market or permit any third party to sell, distribute or market any Licensed Products which are damaged, defective, "seconds" or otherwise fail to meet the specifications quality or notice approval requirements contained hereunder.

     (b) Each of MTVN, Trans Con and TCR represents and warrants that it is free to enter into and fully perform this Agreement and to grant to Licensee the rights granted pursuant to this Agreement.

     (c) TCR represents and warrants that, to its knowledge, the property in part (1) of the definition of "Licensed Property" in the foregoing BASIC
PROVISIONS is original to and the sole property of TCR, and does not infringe upon or violate any copyright, trademark or proprietary right of any third party.

     (d) Trans Con and MTVN represent and warrant that, to their knowledge, the property in part (2) of the definition of "Licensed Property" in the foregoing
BASIC PROVISIONS is original to and the sole property of Trans Con and MTVN, and does not infringe upon or violate any copyright, trademark or proprietary right of any third party.

ARTICLE 9. INDEMNITIES.

     (a) Licensee shall at all times indemnify and hold harmless MTVN, Trans Con and TCR, and their respective officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of or relating to any breach or alleged breach by Licensee of any representation, warranty or undertaking made herein, or out of any defect (latent or patent) in the Licensed Products;
provided, however, that MTVN, Trans Con and/or TCR (as applicable) shall give prompt notice, cooperation and assistance to Licensee relative to any such claim or suit, and provided further that no settlement of any such claim or suit shall be made without the prior consent of MTVN, Trans Con or TCR (as applicable).

     (b) MTVN shall at all times indemnify and hold harmless Licensee, Trans Con and TCR, and their respective officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by MTVN of any representation, warranty or undertaking made herein; provided, however, that Licensee, Trans Con and/or TCR (as applicable) shall give prompt notice, cooperation and assistance to MTVN relative to any such claim or suit, and provided further that MTVN shall have the option to undertake and conduct the defense and/or settlement of any such claim or suit so brought and that no settlement of any such claim or suit is made without the prior consent of
Licensee, Trans Con or TCR (as applicable).

     (c) TCR shall at all times indemnify and hold harmless Licensee, Trans Con and MTVN, and their respective officers, directors and employees from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by TCR of any representation, warranty or undertaking made herein; provided, however, that
MTVN, Trans Con and/or Licensee (as applicable) shall give prompt notice, cooperation and assistance to TCR relative to any such claim or suit, and provided further that no settlement of any such claim or suit is made without the prior consent of Licensee, Trans Con or MTVN (as applicable).

     (d) Trans Con shall at all times indemnify and hold harmless Licensee, TCR and MTVN, and their respective officers, directors and employees from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by TRANS
CON of any representation, warranty or undertaking made herein; provided, however, that MTVN, TCR and/or Licensee (as applicable) shall give prompt notice, cooperation and assistance to Trans Con relative to any such claim or suit, and provided further that no settlement of any such claim or suit is made without the prior consent of Licensee, TCR or MTVN (as applicable).

ARTICLE 10. INSURANCE. Licensee shall obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in New York, separate polices for (a) standard Product Liability Insurance and (b) standard
Errors and Omissions Insurance, both naming each of Trans Con and MTVN as an additional named insured, with respect to all Licensed Products manufactured hereunder, whether sold during the Term or thereafter. The Product Liability
Insurance shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof during the License Term and thereafter. The amount of coverage for each policy shall be $5,000,000 per occurrence. The policies shall provide for 10 days notice to MTVN from the insurer pursuant to Article 16, in the event of any modification, cancellation or termination thereof. Licensee agrees to furnish each of Trans Con and MTVN a Certificate of Insurance evidencing same prior to the final execution of this Agreement which shall be attached hereto as Exhibit F. In no event shall Licensee manufacture, distribute or sell the Licensed Products prior to receipt by Trans Con and MTVN of such evidence of insurance.

ARTICLE 11. DEFAULT.

     (a) Upon the occurrence of any of the following events (each of which is a
"Default"), then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, each of TCR, Trans Con and MTVN shall have the right to terminate this Agreement, to delete from this Agreement any elements of the Licensed Property or any Licensed Products and/or to require the immediate payment of any Guaranteed Minimum Royalty and royalties due or to become due hereunder:

     (i) Licensee falls to meet the Presentation Date To Licensee's Retailers or the Initial Ship Date To Licensee's Retailers of the Licensed Products;

     (ii) Licensee fails to actively manufacture, advertise, distribute or sell the Licensed Products;

     (iii) Licensee fails to make a payment or furnish a Quarterly Report in accordance herewith and does not cure such failure within 15 days after notice thereof,

     (iv) Licensee fails to comply with the approval, quality, and safety requirements hereunder and/or the Licensed Products do not comply with such requirement and/or the Licensed Products are the subject matter of adverse or negative publicity due to such failure;

     (v) Licensee fails to comply with any other of Licensee's material obligations hereunder or breaches any warranty or representation made by it hereunder and does not cure such failure or breach within 15 days after notice thereof,

     (vi) Licensee sells or otherwise disposes of all or substantially all of its business or assets to a third party, or control or ownership of Licensee is changed or transferred;

     (vii) Licensee sells or causes others to sell the Licensed Products outside the Licensed Channels of Distribution or outside the Licensed Territory;

     (viii) Licensee fails to obtain or maintain insurance in the amount of the type provided for herein;

     (ix) Licensee contests or assists others to contest TCR'S, Trans Con's and/or MTVN's rights or interests in the Licensed Property or the validity of any license rights granted in this Agreement; or

     (x) Licensee fails to comply with any provision of any other agreement between Licensee on the one hand and Trans Con, TCR or MTVN on the other.

     (b) In the event that the Licensed Products pose a safety threat to the consumer, or are the subject of a claim or inquiry by the Consumer Product
Safety Commission or the Child Safety Protection Act or any other person, agency or commission because of quality and/or safety concerns, and/or labeling or are the subject of negative publicity due to poor quality and/or safety of the
Licensed Products, Licensee shall, upon MTVN's reasonable request, immediately recall such Licensed Products from the market place, and take any other measures
MTVN may reasonably demand.

     (c) If a petition in bankruptcy is filed by or against Licensee, or
Licensee is adjudicated bankrupt, which is not dismissed within 30 days, or
Licensee makes any assignment for the benefit of creditors or becomes insolvent, is placed in the hands of a trustee or receiver, fails to satisfy any judgment against it or is unable to pay its debts as they become due, whichever is sooner, this Agreement shall automatically terminate forthwith without any notice whatsoever. Upon such termination for any reason under this SECTION 11(C)
Licensee, its receiver, representatives, trustees, agents, administrators, successors and assigns shall have no further rights hereunder, and neither this
Agreement nor any right or interest herein shall be deemed an asset in any insolvency, receivership or bankruptcy.

ARTICLE 12. FORCE MAJEURE. In the event that Licensee is prevented from manufacturing, distributing or selling the Licensed Products because of any act of God; unavoidable accident; fire; epidemic; strike, lockout, or other labor dispute; war, riot or civil commotion; act of public enemy; enactment of any rule, law, order or act of government or governmental instrumentality (whether federal, state, local or foreign); or other cause of a similar or different nature beyond Licensee's control, and such condition continues for a period of
60 days or more, either party hereto shall have the right to terminate this
Agreement effective at any time during the continuation of such condition by giving the other party at least 30 days notice to such effect. In such event, the Guaranteed Minimum Royalty and royalties on sales theretofore made shall become immediately due and payable and this Agreement shall be automatically terminated.

ARTICLE 13.  EFFECT OF EXPIRATION OR TERMINATION.

     Upon the expiration or termination of this Agreement for any reason, all rights granted to Licensee herein shall forthwith revert to Trans Con, TCR and/or MTVN (as applicable), with the following consequences:

     (a) No portion of any prior payments shall be refundable to Licensee, and any and all payments due or to become due, including any royalties and the
Guaranteed Minimum Royalty, shall be immediately due and payable. If, at such time, the total amount of royalties paid by Licensee during the Term is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay such difference to MTVN.

     (b) After the expiration or termination of this Agreement, Licensee shall not manufacture, advertise, distribute or sell the Licensed Products containing or including the Licensed Property or any product which may infringe upon any of
Trans Con's, TCR's and/or MTVN's proprietary rights, or use any name, logo or design which is substantially or confusingly similar to the Licensed Property on any product in any place whatsoever. Licensee shall promptly deliver to MTVN a statement indicating the number of Licensed Products then currently on hand or in the process of being manufactured. MTVN shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and statement.
Except as provided in SECTION 13(C), such inventory shall, at MTVN's option, be destroyed by Licensee or purchased by MTVN at Licensee's cost of manufacture.
Disposition of any plates, molds, forms, lithographs and other material relating to the Licensed Products then remaining on hand shall be subject to notice from
MTVN to Licensee either to destroy the Licensed Products or to deliver the same to MTVN or its designee. In the event that MTVN requests Licensee to destroy its inventory, the Licensed Property or materials relating thereto, MTVN may require
Licensee to deliver to MTVN an affidavit by an officer of Licensee, attesting to such destruction in such form as MTVN may in its sole discretion require.

     (c) Upon the expiration of this Agreement, so long as Licensee is not in default at the time of expiration, Licensee may continue to sell the Licensed
Products, previously manufactured and on hand, on a non-exclusive basis during a period of 30 days thereafter, subject to all of the terms and conditions contained in this Agreement; PROVIDED, however, that: (i) the Licensed Products shall be sold in the ordinary course of business at prices not lower than the prevailing wholesale price or prices charged by Licensee during the 90 day period immediately preceding the expiration of this Agreement, (ii) no new
Licensed Products are manufactured during such sell-off period and (iii) MTVN is paid its then existing Royalty Rate on all Licensed Products sold during the sell-off period.

ARTICLE 14. CONFIDENTIALITY. Each party hereto may, from time to time, be exposed to, and will be furnished with, certain information, relating to one or more of the other parties' plans for certain productions and businesses, which are confidential. Each party shall keep confidential and not reveal or disclose to any party any of said information or the terms of this Agreement, or any agreement Licensee enters into pursuant to this Agreement during the Term or thereafter. No party shall disclose or make known to anyone other than the parties hereto, directly or indirectly, the interest of any of the other parties in this Agreement. The provisions of THIS ARTICLE 14 shall not apply to information which is (a) or becomes publicly available, (b) required to be disclosed pursuant to a court order or applicable law, rules or regulations or
(c) independently developed by the disclosing party.

ARTICLE 15. PRESS RELEASES/PUBLIC STATEMENTS. Licensee shall make no public statements or issue any press releases regarding this Agreement, or the Licensed
Products, without the prior consent of MTVN.

ARTICLE 16. NOTICES. All notices, requests, approvals, consents and other communications required or permitted under this Agreement, except for payments, shall be in writing and shall be sent by facsimile to the facsimile number specified below. A copy of any such notice shall also be personally delivered, sent by mail or overnight courier delivery service with the capacity to verify receipt of delivery, on the date such notice is transmitted by telecopy, to the relevant address specified below.

IF TO MTVN:

MTV Networks, a division of Viacom International Inc.
Attention: Ms. Heidi Eskenazi, Vice President, Licensing
1515 Broadway
New York, New York 10036-5797
Telecopy:       (212) 846-7908

WITH A COPY TO:

MTV Networks, a division of Viacom International Inc.
Attention:  Ms. Alice Kim, Senior Counsel
1515 Broadway
New York, New York 10036-5797
Telecopy:       (212) 258-1992

IF TO TRANS CON OR TCR:

Trans Continental Television Productions, Inc.
Attention: Mike Ferderigos, Vice President, Licensing
7380 Sand Lake Road, Suite 350
Orlando, Florida 32819
Telecopy: (407) 345-0888

WITH A COPY TO:
Jeffrey Kranzdorf
18410 St.  Moritz Drive
Tarzana, CA 91356

IF TO LICENSEE:

Famous Fixins
Attention: Jason Bauer
250 West 57th Street
Suite 2501
New York, NY 10107
Telecopy:       (570) 288-1855

WITH A COPY TO:

Signatures Network, Inc.
Attention:        Ms. Karen Witte, Vice President, Business Affairs
Two Bryant Street, Suite 300, San Francisco, California 94105

Telecopy:       (415) 247-7407

Receipt of such notice, request, approval, consent or other communication shall be deemed conclusively made (a) if personally delivered, at the time of delivery or (b) if mailed or sent by overnight courier service, upon receipt thereof. In any event, action or proceeding, service of process upon Licensee may be accomplished by sending such process in the manner specified herein for the giving of notice to Licensee. Either party may change its address or facsimile number for notification purposes by giving the other party notice of the new address or facsimile number and the date upon which it will become effective.

Except with respect to Article 1, Article 6, Article 8, and Article 9 all
references in this Agreement to approvals by MTVN, or rights of or granted by
MTVN, shall be as mutually determined by MTVN and Trans Con (and not to be unreasonably delayed by Trans Con; with respect to approvals, if Trans Con fails to advise MTVN within five business days of receipt of notice of an item or other matter to be approved, the same shall automatically be deemed approved by
Trans Con) in their capacity as a joint venture with respect to the Band pursuant to Section 5 of the "Untitled Boy Band Series" letter agreement between them dated January 7, 2000; no approval shall be valid unless given by MTVN, and
Signatures shall be entitled to rely on such communication from MTVN as a valid indication of such approval. For the sake of clarity, all notices required to be given to MTVN, and documents, materials and other items for which Licensee must obtain MTVN's approval, shall be delivered simultaneously to Trans Con and MTVN.

ARTICLE 17. GOVERNING LAW. This Agreement and all questions arising hereunder shall be governed by, and construed in accordance with, the laws and decisions of the State of New York without giving effect to the principles thereof relating to conflicts of law. Each of the parties hereto (a) irrevocably agrees that the federal courts of the Southern District of New York and the New York
State courts shall have sole and exclusive jurisdiction over any suit or other proceeding arising out of or based upon this Agreement, (b) submits to the venue and Jurisdiction of such courts and (c) irrevocably consents to personal
Jurisdiction by such courts.

ARTICLE 18. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one single agreement between the parties.

ARTICLE 19. RELATIONSHIP. Nothing herein contained shall be construed to constitute a partnership or joint venture between the parties hereto, and no party hereto shall be bound by any representation, act or omission of any other.

ARTICLE 20. SEVERABILITY. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement shall remain in full force and effect.

ARTICLE 21. WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant.
All waivers must be in writing and signed by the party waiving its rights.

ARTICLE 22. ENTIRE AGREEMENT. This Agreement, and any Exhibits attached hereto, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings, or agreements between the parties relative to such subject matter.

ARTICLE 23. AMENDMENTS. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless made in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

ARTICLE 24. SURVIVAL. The terms of ARTICLE 3, SECTION 4(f), ARTICLE 6, ARTICLE
8. Article 9, ARTICLE 10, Article 13 Article 14. ARTICLE 15, Article 17, this
ARTICLE 24 AND Article 27 shall survive the expiration or termination of this
Agreement for any reason.

ARTICLE 25. ASSIGNMENT. Any attempted or purported assignment or other transfer, sublicense, mortgage or other encumbrance of this Agreement and the fights granted herein by Licensee without the prior approval of MTVN, which approval may be granted by MTVN in its sole and absolute discretion, shall be void and of no effect.

ARTICLE 26. CONSENTS, APPROVALS AND REQUESTS. Except as specifically set forth in this Agreement, all consents, requests and approvals to be given by either party under this Agreement shall be (a) in writing and (b) not be unreasonably withheld. Each party shall make only reasonable requests under this Agreement.

ARTICLE 27. THIRD PARTY BENEFICIARIES. Each party intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person or entity other than MTVN and Licensee.

                     END OF ADDITIONAL TERMS AND CONDITIONS